UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2017

Date of Report (Date of earliest event reported)

ADESTO TECHNOLOGIES CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-37582	16-1755067
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

3600 Peterson Way, Santa Clara	95054
(Address of principal executive offices)	(Zip Code)

(408) 400-0578

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☑

Item 1.01 Entry Into a Material Definitive Agreement.

On September 29, 2017, Adesto Technologies Corporation (the “Company”), entered into a Second Business Financing Modification Agreement dated as of September 29, 2017 (the “Amendment”) by and between Western Alliance Bank, an Arizona corporation, as lender (“Lender”), and the Company, as borrower, amending that certain Business Financing Agreement, dated as of July 7, 2016, by and between the Company and the Lender, as amended (the “Business Financing Agreement”).

The Amendment extended the maturity dates of the revolving credit line advance under the Business Financing Agreement (the “Line of Credit”) and the term loan under the Business Financing Agreement (the “Term Loan”) to July 2019 and September 2021, respectively, from July 2018 and June 2019, respectively. In addition, the Amendment increases the amount available under the Line of Credit in the aggregate amount to $5.0 million from $2.0 million, increases the foreign sublimit under the Line of Credit to $4.0 million from $1.0 million and resets the initial advance rate to 60% of eligible receivables from 80% of eligible receivables.

The Amendment also decreases the interest rates under the Line of Credit and the Term Loan and changes the payment schedule under the Term Loan. Pursuant to the Amendment, the Company will make interest-only payments on the Term Loan from October 10, 2017 and on the 10th calendar day of each month thereafter, and will make principal and interest payments in 36 equal monthly installments beginning on October 10, 2018, and on the 10th calendar day of each month thereafter, until the maturity date of the Term Loan.

Under the Amendment, the Company has agreed to modified and additional negative covenants, requiring the Company to maintain a ratio of at least 1.25:1.00 with respect to either of the following: (x) the sum of its cash and certain receivables to its indebtedness under the Business Financing Agreement; or (y) its Adjusted EBITDA (as defined in the Amendment), less certain capital expenditures, to the sum of (a) all principal payments and interest expense that would be owed by the Company to Lender if the Term Loan’s amortization were to start on September 29, 2017, all measured on a trailing 4-quarter basis, plus (b) all principal payments and interest expense on any other debt of the Company. The Company is also subject to the requirement that its quarterly revenues shall not negatively deviate more than 25% from the projections provided to the Lender in accordance with the Business Financing Agreement.

The description of the Amendment contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	Second Business Financing Modification Agreement, dated September 29, 2017, between the Registrant and Western Alliance Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESTO TECHNOLOGIES CORPORATION

Date: October 5, 2017	By:	/s/ Ron Shelton
	Name:	Ron Shelton
	Title:	Chief Financial Officer and Secretary